Exhibit 99

[Letterhead of Anderson, Byrd, Richeson, Flaherty & Henrichs]

December 17, 2003

The Empire District Electric Company

602 Joplin Street

Joplin, Missouri  64801

Re:          SEC Registration Statement on Form S-3 (File No. 333-107687)

Ladies and Gentlemen:

We are acting as counsel for The Empire District Electric Company, a Kansas corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-107687), as amended by Amendment No. 1 thereto (the “Registration Statement”), of up to $200,000,000 principal amount of shares of the Company’s Common Stock, par value $1.00 (the “New Common Stock”), and the related Preference Stock Purchase Rights (the “Rights”) and/or shares of the Company’s Preference Stock, no par value (the “New Preference Stock”) and/or one or more series of the Company’s unsecured debt securities (the “New Debt Securities”) and/or one or more series of the Company’s First Mortgage Bonds.

On December 17, 2003, the Company issued and sold 2,000,000 shares of New Common Stock (the “Issued Stock”) covered by the Registration Statement, with each such share issued with an attached Right (the “Issued Rights”).

We advise you that in our opinion:

1.             The Company is a corporation duly organized and validly existing under the laws of the State of Kansas.

2.             The Issued Stock has been duly authorized and legally issued, and is fully paid and non-assessable.

3.             The Issued Rights have been duly authorized and legally issued.

We hereby consent to the use of a copy of this opinion as an exhibit to said Registration Statement.  We also consent to the use of our name and the making of the statements with respect to our firm in the Registration Statement and the Prospectus constituting a part thereof.

Sincerely,

/s/ James G. Flaherty

James G. Flaherty
jflaherty@abrfh.com

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